Exhibit 10.2

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made and entered into as of this 19th day of August 2016, by and between BeiGene USA, Inc., (the “Company”), a subsidiary of BeiGene, Ltd., and Dr. Jane Huang (the “Employee”).

W I T N E S S E T H:

WHEREAS, the Company desires to employ Employee and to enter into this Agreement embodying the terms of such employment, and Employee desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Employee hereby agree as follows:

Section 1.                                                Definitions.

(a)                                 “Accrued Obligations” shall mean (i) all accrued but unpaid Base Salary through the date of termination of Employee’s employment, (ii) any unpaid or unreimbursed expenses incurred in accordance with Section 6 hereof, (iii) any unpaid Annual Bonus in respect of any completed fiscal year that has ended prior to the date of Employee’s termination, which amount shall be determined by the Company in accordance with Section 4(b) and paid at such time annual bonuses are paid to other senior executives of the Company, but in no event later than the date that is 2 1/2 months following the last day of the fiscal year in which such termination occurred, and (iv) any benefits provided under the Company’s employee benefit plans upon a termination of employment, in accordance with the terms contained therein.

(b)                                 “Agreement” shall have the meaning set forth in the preamble hereto.

(c)                                  “Annual Bonus” shall have the meaning set forth in Section 4(b) hereof.

(d)                                 “Base Salary” shall mean the salary provided for in Section 4(a) hereof or any increased salary granted to Employee pursuant to Section 4(a) hereof.

(e)                                  “Board” shall mean the Board of Directors of BeiGene, Ltd. or its designee.

(f)                                   “Cause” shall mean (i) any willful or intentional act of Employee that has the effect of injuring the business of the Company or any member of the Company Group in any material respect, (ii) Employee’s conviction of, or plea of guilty or no contest to, (x) a felony or (y) any other criminal charge that has, or could be reasonably expected to have, an adverse impact on the performance of Employee’s duties to the Company or any other member of the Company Group or otherwise result in material injury to the reputation or business of the Company or any other member of the Company Group, (iii) the commission by Employee of an act of fraud or embezzlement against the Company or any member of the Company Group, (iv) Employee’s failure (except where due to a Disability), neglect, or refusal to perform in any material respect Employee’s material duties and responsibilities or to follow any reasonable, written directive of the Chief Executive Officer or the Board, (v) any material violation by Employee of a material policy of the Company or BeiGene, Ltd., including but not limited to those relating to sexual harassment or business conduct, and those otherwise set forth in the manuals or statements of policy of the Company or BeiGene, Ltd., or (vi) Employee’s breach of a material provision of this Agreement or the Non-Disclosure Agreement.

(g)                                  “Change in Control” means (1) a sale of all or substantially all of the assets of BeiGene, Ltd., or (2) any merger, consolidation or other business combination transaction of BeiGene, Ltd. with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the BeiGene, Ltd. outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of BeiGene, Ltd. (or the surviving entity) outstanding immediately after such transaction, or (3) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of BeiGene, Ltd. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur (A) on account of the acquisition of shares of voting capital stock by any institutional investor or any affiliate thereof or any other person, or persons acting as a group, that acquires the shares of voting capital stock of BeiGene, Ltd. in a transaction or series of related transactions that are primarily a private financing transaction for BeiGene, Ltd. or (B) solely because the level of ownership held by any institutional investor or any affiliate thereof or any other person, or persons acting as a group (the “Subject Person”), exceeds the designated percentage threshold of the outstanding shares of voting capital stock as a result of a repurchase or other acquisition of shares of voting capital stock by BeiGene, Ltd. reducing the number of shares outstanding, provided that if a Change of Control would occur (but for the operating of this sentence) as a result of the acquisition of shares of voting capital stock by the BeiGene, Ltd., and after such share acquisition, the Subject Person becomes the owner of any additional shares of voting capital stock that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding shares of voting capital stock owned by such Subject Person over the designated percentage threshold, then a Change of Control shall be deemed to occur.

(h)                                 “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(i)                                     “Company” shall have the meaning set forth in the preamble hereto.

(j)                                    “Company Group” shall mean (1) the Company, (2) its parent, BeiGene, Ltd., and (3) any direct or indirect subsidiaries, divisions or affiliates of the Company or the Company’s parent.

(k)                                 “Compensation Committee” shall mean the committee, if any, of the Board designated to make compensation decisions relating to senior executive officers of the

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Company Group. Prior to any time that such a committee has been designated, the Board shall be deemed the Compensation Committee for purposes of this Agreement.

(l)                                     “Confidentiality Agreement” shall mean the Confidentiality, Non-Interference and Invention Assignment Agreement attached hereto as Exhibit A.

(m)                             “Disability” shall mean any physical or mental disability or infirmity of Employee that prevents the performance of Employee’s duties for a period of (i) 180 consecutive days or (ii) 180 non-consecutive days during any 12-month period. Any question as to the existence, extent, or potentiality of Employee’s Disability upon which Employee and the Company cannot agree shall be determined by a qualified, independent physician selected by the Company and approved by Employee (which approval shall not be unreasonably withheld). The determination of any such physician shall be final and conclusive for all purposes of this Agreement.

(n)                                 “Effective Date” shall mean September 2, 2016.

(o)                                 “Employee” shall have the meaning set forth in the preamble hereto.

(p)                                 “Good Reason” shall mean, without Employee’s consent, (i) a substantial diminution in Employee’s material duties or responsibilities as set forth in Section 3 hereof, (ii) a material reduction in Base Salary set forth in Section 4(a) hereof or Annual Bonus opportunity set forth in Section 4(b) hereof (other than pursuant to an across-the-board reduction applicable to all similarly situated executives), or (iii) a material breach of a provision of this Agreement by the Company (other than a provision that is covered by clause (i) or (ii) above). Employee acknowledges and agrees that Employee’s exclusive remedy in the event of any breach of this Agreement shall be to assert Good Reason pursuant to the terms and conditions of Section 7(e)Section 7(e) hereof. Notwithstanding the foregoing, during the Term, in the event that the Company reasonably believes that Employee may have engaged in conduct that could constitute Cause hereunder, the Company may, in its sole and absolute discretion, suspend Employee from performing Employee’s duties hereunder, and in no event shall any such suspension constitute an event pursuant to which Employee may terminate employment with Good Reason or otherwise constitute a breach hereunder; provided, that no such suspension shall alter the Company’s obligations under this Agreement during such period of suspension.

(q)                                 “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.

(r)                                    “Release of Claims” shall mean a separation and release agreement in a form and scope acceptable to the Company, which shall contain, among other things, a comprehensive release of any and all claims against the Company and nondisparagement provision in favor of the Company.

(s)                                   “Severance Benefits” shall have the meaning set forth in Section 7(d) hereof.

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(t)                                         “Severance Term” shall mean the 12-month period following Employee’s termination by the Company without Cause (other than by reason of death or Disability).

(u)                                      “Term” shall mean the period specified in Section 2 hereof.

Section 2.                                                Acceptance and Term.

The Company agrees to employ Employee, and Employee agrees to serve the Company, on the terms and conditions set forth herein. The Term of this Agreement shall commence on the Effective Date and continue thereafter until terminated in accordance with, and subject to the provisions of, Section 7 hereof.

Section 3.                                                Position, Duties, and Responsibilities; Place of Employment.

(a)                                      Position, Duties, and Responsibilities. During the Term, Employee shall be employed by the Company and serve as the Chief Medical Officer for Hematology and Late Development (together with such other position or positions consistent with Employee’s title as the Board, in its sole discretion, shall specify from time to time). Employee’s initial duties and responsibilities are set forth in Exhibit B attached hereto. To the extent requested by the Board or the Company, Employee agrees to serve as an officer and/or director of (i) BeiGene, Ltd., (ii) the Company, and (iii), with Employee’s prior consent, which consent shall not be unreasonably withheld, any other member of the Company Group, in each case without additional compensation.

(b)                                      Performance. Employee shall devote her full business time, attention, skill, and best efforts to the performance of her duties under this Agreement and shall not engage in any other business or occupation during the Term, including, without limitation, any activity that (x) conflicts with the interests of the Company or any other member of the Company Group, (y) interferes with the proper and efficient performance of Employee’s duties for the Company, or (z) interferes with Employee’s exercise of judgment in the Company’s best interests. Notwithstanding the foregoing, nothing herein shall preclude Employee from (i) performing services for such other company as the Company may designate or permit, including those set forth at the end of this subsection (b), (ii) serving, with the prior written consent of the Board, not to be unreasonably withheld, as a member of the boards of directors or advisory boards (or their equivalents in the case of a non-corporate entity) of non-competing businesses and charitable organizations, and (iii) engaging in charitable activities and community affairs; provided, however, that the activities set out in clauses (i), (ii) and (iii) shall be limited by Employee so as not to materially interfere, individually or in the aggregate, with the performance of Employee’s duties and responsibilities hereunder. As referenced in the preceding sentence, the Company acknowledges that Employee provides, and may continue to provide subject to her obligations hereunder, (i) clinical services through the Stanford University School of Medicine to the Palo Alto Veterans’ Association and the Stanford Hospital, and (ii) part-time application and admissions assistance at Stanford University.

(c)                                       Place of Employment. Employee shall perform her duties and responsibilities at the Company office designated by the Company. The Company is in the process of looking for an office in the San Francisco Bay Area of California and agrees that

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Employee may work from home until the San Francisco area office is opened. In addition, Employee will be expected to travel on a regular basis in connection with her job, including (without limitation) travel to the Company Group facilities in China. However, the Company will apply reasonable efforts to limit the travel as much as is practicable given Employee’s commitments in the San Francisco Bay Area.

Section 4.                                                Compensation.

During the Term, Employee shall be entitled to the following compensation:

(a)                                      Base Salary. Employee shall be paid an initial annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of $400,000. The Company will review the Base Salary on a regular basis and make adjustments as determined by the Compensation Committee, in its sole discretion.

(b)                                      Annual Bonus. Employee shall be eligible for an annual incentive bonus award determined by the Compensation Committee in respect of each fiscal year during the Term (the “Annual Bonus”). The amount of the Annual Bonus Target for each fiscal year shall be 40% of Base Salary with the actual Annual Bonus payable being based upon the level of achievement of Company, department and individual performance objectives for such fiscal year, as determined by the Compensation Committee in its sole discretion. For fiscal year 2016, the Company agrees to pay Employee’s bonus at her on-target rate, which shall be prorated based upon the number of full weeks worked in the 2016 calendar year. For each fiscal year thereafter, the Company shall provide Employee with her individual performance objectives within 60 days of the start of the fiscal year. For the avoidance of doubt, the payment of an Annual Bonus is highly performance-based and, as such, there is no guarantee that Employee shall receive an Annual Bonus payment. Employee’s Annual Bonus for the year in which her employment commences, if eligible, shall be prorated based on the number of days worked in that year. The Annual Bonus shall be paid to Employee at the same time as annual bonuses are generally payable to other senior executives of the Company subject to Employee’s continuous employment through the Annual Bonus payment date.

(c)                                       Share Option Grant: Subject to the approval of the Board or the Compensation Committee, Employee shall be granted an option to purchase up to 1,400,000 ordinary shares of BeiGene, Ltd., (107,692 ADRs) at an exercise price per share equal to the fair market value per share of such ordinary shares as of the date of the grant, which option shall be governed by, and subject to the terms and conditions of, the Company’s 2016 Share Option and Incentive Plan and a Share Option Agreement between Employee and the Company (the “Initial Option Grant”). The Board or the Compensation Committee shall confer regarding the issuance of Employee’s Initial Option Grant on or before the first regularly-scheduled Board meeting following the Effective Date. The Share Option Agreement shall provide for a four-year vesting schedule. The shares subject to the Initial Option Grant shall become exercisable with respect to 25% of the shares upon completion of one year of service measured from the Effective Date and with respect to the remaining shares in 36 equal successive monthly installments upon Employee’s completion of each month of service over the three-year period measured from the initial vesting date. Notwithstanding the foregoing, the shares subject to the Initial Option Grant shall be subject to accelerated vesting upon a termination without Cause or termination by

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Employee for Good Reason to the extent described in Section 7 hereto. The option shall have a term of ten years measured from the grant date, subject to early termination as provided in the Share Option Agreement.

(d)                                      Grant of Restricted Shares. Subject to the approval of the Board or the Compensation Committee, Employee shall receive an award of 300,000 Restricted Shares of BeiGene, Ltd., (23,076 ADRs) which shall be governed by, and subject to the terms and conditions of, the Company’s 2016 Share Option and Incentive Plan and a Restricted Share Award Agreement (the “Initial RSA Award”). The Board or the Compensation Committee shall confer regarding the issuance of Employee’s Initial RSA Award on or before the first regularly-scheduled Board meeting following the Effective Date. The RSA Award Agreement shall provide for a right of repurchase that lapses in equal installments annually over a four-year period, subject to Employee’s continued employment with the Company, except as otherwise provided under Section 7 hereto.

(e)                                       Sign-On Bonus: The Company shall pay Employee a sign-on bonus of $100,000, less all required withholdings and deductions, within 30 days of the Effective Date. In the event Employee resigns her employment without Good Reason at any time on or before the first anniversary of the Effective Date, Employee agrees to repay 100% of the sign-on bonus. Employee agrees to make any repayment owed under this subsection within ten days following the date of her termination and, if she fails to make such payment, hereby expressly authorizes the Company to deduct any amounts owed by her from any final payments otherwise due to her under this Agreement to the fullest extent permitted under law.

Section 5.                                           Employee Benefits.

During the Term, Employee shall be entitled to participate in health, insurance, retirement, and other benefits provided generally to similarly situated employees of the Company. Employee shall also be entitled to the same number of holidays, vacation days, and sick days, as well as any other benefits, in each case as are generally allowed to similarly situated employees of the Company in accordance with the Company policy as in effect from time to time and as otherwise required under applicable law. Nothing contained herein shall be construed to limit the Company’s ability to amend, suspend, or terminate any employee benefit plan or policy at any time without providing Employee notice, and the right to do so is expressly reserved. The Company agrees to permit Employee to take paid vacation for one week during the month of September 2016. And the Company acknowledges that Employee shall be eligible to receive no fewer than five sick days per full calendar year, which shall accrue in accordance with Company policy and as otherwise required under California law.

Section 6.                                           Reimbursement of Business Expenses.

During the Term of Employment, the Company shall pay (or promptly reimburse Employee) for documented, out-of-pocket expenses reasonably incurred by Employee in the course of performing her duties and responsibilities hereunder, which are consistent with the Company’s policies in effect from time to time with respect to business expenses, subject to the Company’s requirements with respect to reporting of such expenses.

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Section 7.                                           Termination of Employment.

(a)                                               General. The Term shall terminate upon the earliest to occur of: (i) Employee’s death, (ii) a termination by reason of a Disability, (iii) a termination by the Company with or without Cause, and (iv) a termination by Employee with or without Good Reason. Upon any termination of Employee’s employment for any reason, except as may otherwise be requested by the Company in writing and agreed upon in writing by Employee, Employee shall resign from any and all directorships, committee memberships, and any other positions Employee holds with the Company or any other member of the Company Group. Notwithstanding anything herein to the contrary, the payment (or commencement of a series of payments) hereunder of any nonqualified deferred compensation (within the meaning of Section 409A of the Code) upon a termination of employment shall be delayed until such time as Employee has also undergone a “separation from service” as defined in Treas. Reg. 1.409A-1(h), at which time such nonqualified deferred compensation (calculated as of the date of Employee’s termination of employment hereunder) shall be paid (or commence to be paid) to Employee on the schedule set forth in this Section 7 as if Employee had undergone such termination of employment (under the same circumstances) on the date of Employee’s ultimate “separation from service.”

(b)                                               Termination Due to Death or Disability. Employee’s employment shall terminate automatically upon Employee’s death. The Company may terminate Employee’s employment immediately upon the occurrence of a Disability, such termination to be effective upon Employee’s receipt of written notice of such termination. Upon Employee’s death or in the event that Employee’s employment is terminated due to Employee’s Disability, Employee or Employee’s estate or beneficiaries, as the case may be, shall be entitled to payment of the Accrued Obligations, and shall have no further rights to any compensation or any other benefits under this Agreement, except as may be provided under the Company’s group benefit plans and programs

(c)                                                Termination by the Company with Cause. The Company may terminate Employee’s employment at any time with Cause, effective upon Employee’s receipt of written notice of such termination; provided, however, that with respect to any Cause termination relying on clause (i) or clause (iv) of the definition of Cause set forth in Section 1(f) hereof, to the extent that such act or acts or failure or failures to act are curable, Employee shall be given 30 days’ written notice by the Company of its intention to terminate her with Cause, such notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination with Cause is based, and such termination shall be effective at the expiration of such thirty (30) day notice period unless Employee has fully cured such act or acts or failure or failures to act that give rise to Cause during such period. In the event that the Company terminates Employee’s employment with Cause, Employee shall be entitled to payment of the Accrued Obligations and shall have no further rights to any compensation or any other benefits under this Agreement.

(d)                                               Termination by the Company without Cause. The Company may terminate Employee’s employment at any time without Cause, effective upon Employee’s receipt of written notice of such termination. In the event that Employee’s employment is terminated by the Company without Cause (other than due to death or Disability), and (except with respect to

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payment of the Accrued Obligations) subject to the Employee’s execution of the Release of Claims (as described in Section 7(g) below), Employee shall be entitled to the additional benefits below:

(i)                                                   Payment of the Employee’s monthly Base Salary for each month during the Severance Term, which shall be paid in accordance with the Company’s regular payroll practices;

(ii)                                                With respect to the vesting of the shares subject to the Initial Option Grant only (and not the Initial RSA Award or any subsequent option grant or subsequent restricted stock awards), Employee’s employment shall be deemed to have terminated 24 months after the date of termination of her employment, and the period of time in which Employee may exercise such vested shares shall be increased to 12 months following the date of termination; provided, however, that if such termination without Cause occurs during the 12 month period immediately following a Change in Control, then all unvested shares subject to Employee’s Initial Option Grant and Initial RSA Award (and all shares subject to any subsequent option grants or subsequent restricted stock award) shall be deemed fully vested and exercisable as of the date of termination, and the period of time in which Employee may exercise such vested option shares shall be increased to 12 months following the date of termination; and

(iii)                                             If and to the extent that the Employee is able to continue her participation in the Company’s group health and/or dental insurance from and after the date of termination in accordance with the terms of the benefits plans or applicable law and Employee so elects to continue such coverage, an amount equal to the monthly premium payment that the Company was contributing to such coverage on Employee’s behalf as of the date of termination, for each month during the Severance Term; provided, that the payments pursuant to this clause (iii) shall cease earlier than the expiration of the Severance Term in the event that Employee becomes eligible to receive any comparable health and dental benefits with a subsequent employer, including through a spouse’s employer, during the Severance Term. Any payments under this clause (iii) shall be made at the same time that payments under clause (i) are made.

Notwithstanding the foregoing, the payments and benefits described in clauses (i), (ii), and (iii) above (collectively, the “Severance Benefits”) shall immediately terminate, and the Company shall have no further obligations to Employee with respect thereto, in the event that Employee breaches any provision of the Confidentiality Agreement or the Release Agreement. Following such termination of Employee’s employment by the Company without Cause, except as set forth in this Section 7, Employee shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Employee’s sole and exclusive remedy upon a termination of employment by the Company without Cause shall be receipt of the Severance Benefits and the Accrued Obligations.

(e)                                            Termination by Employee with Good Reason. Employee may terminate her employment with Good Reason by providing the Company 30 days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason, which written notice, to be effective, must be provided to the Company within 60 days of the occurrence of such event.

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During such 30-day notice period, the Company shall have a cure right (if curable), and if not cured within such period, Employee’s termination will be effective upon the expiration of such cure period, and Employee shall be entitled to the same Severance Benefits as provided in Section 7(d) hereof for a termination by the Company without Cause, subject to the same conditions on payment and benefits as described in Section 7(d) hereof. Following such termination of Employee’s employment by Employee with Good Reason, except as set forth in this Section 7(e), Employee shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Employee’s sole and exclusive remedy upon a termination of employment with Good Reason shall be receipt of the Severance Benefits.

(f)                                                 Termination by Employee without Good Reason. Employee may terminate her employment without Good Reason by providing the Company with 60 calendar days’ prior written notice of such termination. In the event of a termination of employment by Employee under this Section 7(f), Employee shall be entitled only to the Accrued Obligations. In the event of termination of Employee’s employment under this Section 7(f), the Company may, in its sole and absolute discretion, by written notice accelerate such date of termination without changing the characterization of such termination as a termination by Employee without Good Reason and, in such event, the Company shall not be obligated to pay the Employee’s base salary and/or benefits from and after her last day of work. Following such termination of Employee’s employment by Employee without Good Reason, Employee shall have no further rights to any compensation or any other benefits under this Agreement, except as set forth in this Section 7(f).

(g)                                                Release. Notwithstanding any provision herein to the contrary, the payment of any amount or provision of the Severance Benefits pursuant to subsections (d) and (e) of this Section 8 shall be conditioned upon Employee’s execution and non-revocation (if such right exists) of the Release of Claims, within the timeframe specified, which in no event shall be more than 60 days following the date of Employee’s termination of employment hereunder. Further, to the extent that any of the Severance Benefits constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the timeframe designated in the Release of Claims following the date of Employee’s termination of employment hereunder, but for the condition on executing the Release of Claims as set forth herein, shall not be made until the first regularly scheduled payroll date following such designated timeframe, after which any remaining Severance Benefits shall thereafter be provided to Employee according to the applicable schedule set forth herein.

Section 8.                                                     Restrictive Covenant Agreement.

As a condition of, and prior to commencement of, Employee’s employment with the Company, Employee shall have executed and delivered to the Company the Confidentiality Agreement. The parties hereto acknowledge and agree that this Agreement and the Confidentiality Agreement shall be considered separate contracts.

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Section 9.                                                         Representations and Warranties of Employee.

(a)                                 Employee represents and warrants to the Company that-

(i)                                                   Employee is entering into this Agreement voluntarily and that her employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by Employee of any agreement to which she is a party or by which she may be bound;

(ii)                                                Employee has not violated, and in connection with her employment with the Company will not violate, any non-solicitation, non-competition, or other similar covenant or agreement of a prior employer by which Employee is or may be bound; and

(iii)                                             in connection with her employment with the Company, Employee will not use any confidential or proprietary information Employee may have obtained in connection with employment with any prior employer.

Section 10.                                                  Taxes.

The Company may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment, and social insurance taxes, as shall be required by law. Employee acknowledges and represents that the Company has not provided any tax advice to her in connection with this Agreement and that Employee has been advised by the Company to seek tax advice from Employee’s own tax advisors regarding this Agreement and payments that may be made to her pursuant to this Agreement, including specifically, the application of the provisions of Section 409A of the Code to such payments.

Section 11.                                                  Set Off; Mitigation.

Except to the extent prohibited by Section 409A of the Code, the Company’s obligation to pay Employee the amounts provided and to make the arrangements provided hereunder shall be subject to set-off, counterclaim, or recoupment of amounts owed by Employee to the Company or its affiliates; provided, however, that to the extent any amount so subject to set-off, counterclaim, or recoupment is payable in installments hereunder, such set-off, counterclaim, or recoupment shall not modify the applicable payment date of any installment, and to the extent an obligation cannot be satisfied by reduction of a single installment payment, any portion not satisfied shall remain an outstanding obligation of Employee and shall be applied to the next installment only at such time the installment is otherwise payable pursuant to the specified payment schedule. Employee shall not be required to mitigate the amount of any payment provided pursuant to this Agreement by seeking other employment or otherwise, and except as provided in Section 8(d) hereof, the amount of any payment provided for pursuant to this Agreement shall not be reduced by any compensation earned as a result of Employee’s other employment or otherwise.

Section 12.                                    Additional Section 409A Provisions.

Notwithstanding any provision in this Agreement to the contrary—

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(a)                This Agreement is intended to comply with the requirements of Section 409A of the Code and its corresponding regulations (“Section 409A”), and shall in all respects be administered in accordance with Section 409A. Notwithstanding anything in this Agreement to the contrary, distributions may only be made under this Agreement upon an event and in a manner permitted by Section 409A or an applicable exemption. Severance benefits provided under this Agreement are intended to be exempt from Section 409A under the “separation pay exception” to the maximum extent applicable. Further, any payments that qualify for the “short-term deferral” exception or another exception under Section 409A shall be paid under the applicable exception. Each payment made under this Agreement shall be treated as a separate payment, and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

(b)                Any payment otherwise required to be made hereunder to Employee at any date as a result of the termination of Employee’s employment shall be delayed for such period of time as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code (the “Delay Period”). On the first business day following the expiration of the Delay Period, Employee shall be paid, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule set forth herein.

(c)                To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code), (i) any such expense reimbursement shall be made by the Company no later than the last day of the taxable year following the taxable year in which such expense was incurred by Employee, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year; provided, that the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect.

(d)                While the payments and benefits provided hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company or any Member of the Company Group be liable for any additional tax, interest, or penalties that may be imposed on Employee as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

Section 13.            Successors and Assigns; No Third-Party Beneficiaries.

(a)              The Company. This Agreement shall be binding upon and inure to the benefit of the Company’s successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company’s assets or business. Further, this Agreement may be assigned by the Company, without the prior consent of the

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Employee, to a person or entity which is a parent, subsidiary or affiliate of the Company or a successor in interest to substantially all of the business operations of the Company.

(b)                Employee. Employee’s rights and obligations under this Agreement shall not be transferable by Employee by assignment or otherwise, without the prior written consent of the Company; provided, however, that if Employee shall die, all amounts then payable to Employee hereunder shall be paid in accordance with the terms of this Agreement to Employee’s devisee, legatee, or other designee, or if there be no such designee, to Employee’s estate.

(c)                No Third-Party Beneficiaries. Except as otherwise set forth in Section 7(d) or Section 13(b) hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Company, the other members of the Company Group, and Employee any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

Section 14.            Waiver and Amendments.

Any waiver, alteration, amendment, or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by each of the parties hereto; provided, however, that any such waiver, alteration, amendment, or modification must be consented to on the Company’s behalf by the Board. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

Section 15.               Severability.

If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof.

Section 16.            Governing Law and Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of State of Delaware, without regard to conflicts of laws principles thereof. The parties hereby consent to the jurisdiction of any state or federal court in the State of Delaware. Accordingly, with respect to any such court action, the Employee hereby (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

Section 17.               Notices.

(a)              Place of Delivery. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom or

12

which it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices and communications by Employee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices and communications by the Company to Employee may be given to Employee personally or may be mailed to Employee at Employee’s last known address, as reflected in the Company’s records.

(b)                Date of Delivery. Any notice so addressed shall be deemed to be given or received (i) if delivered by hand, on the date of such delivery, (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing, and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.

Section 18.            Section Headings.

The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 19.            Entire Agreement.

This Agreement, together with any exhibits attached hereto, constitutes the entire understanding and agreement of the parties hereto regarding the employment of Employee. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement.

Section 20.            Survival of Operative Sections.

Upon any termination of Employee’s employment, the provisions of Section 7 through Section 21 of this Agreement (together with any related definitions set forth in Section 1 hereof) shall survive to the extent necessary to give effect to the provisions thereof.

Section 21.            Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

*          *          *

[Signatures to appear on the following page.]

13

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BEIGENE USA, INC.,

/s/ John V. Oyler
By:	John V. Oyler
Title:	CEO

EMPLOYEE

/s/ Jane Huang
Dr. Jane Huang

EXHIBIT A

CONFIDENTIALITY, NON-INTERFERENCE, AND INVENTION ASSIGNMENT

AGREEMENT

BeiGene USA, Inc.

Confidentiality, Non-Interference and Invention Assignment Agreement

As a condition of my becoming employed by, or continuing employment with, BeiGene USA, Inc., including its parent, subsidiaries or affiliates (the “Company” ), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, as further set forth in that certain Employment Agreement between me and the Company, I agree to the following:

Section 1.                                           Non-Disclosure and Non-Use of Confidential Information and Trade Secrets.

(a)                                 Employee Acknowledgements. I acknowledge that, during the course of my employment, I will have access to information about the Company and its direct and indirect parents and subsidiaries (collectively, the “Company Group”). I agree that the Company is engaged in the competitive business of discovering and developing molecularly targeted and immuno-oncology drugs for the treatment of cancer (the “Business”). The Company’s involvement in the Business has required and continues to require the expenditure of substantial amounts of money and the use of skills developed over a long period of time. As a result of these investments of money, skill and time, the Company has developed and will continue to develop certain valuable Trade Secrets (as defined below) and Confidential Information (as defined below) that are particular to the Company’s business and the disclosure of either of which would cause the Company great and irreparable harm. I acknowledge that I will be provided, and/or have been provided, with the Company’s Trade Secrets and/or valuable Confidential Information, and have developed and/or will develop substantial relationships with prospective and existing clients of the Company, and, as a result, shall benefit from the Company’s good will. I also acknowledge that the Company has invested substantial resources in the development of its Trade Secrets, Confidential Information, client relationships and good will and in recruiting, hiring and training its professionals and staff. I further acknowledge that I have received and/or will receive substantial training from the Company. I hereby acknowledge and agree that the Company has a legitimate interest in protecting its substantial investment in its development of Trade Secrets, Confidential Information, good will and a highly trained staff and that the covenants to which I agree to be bound herein are necessary to protect such legitimate interests.

(b)                                 Confidential Information. I understand that the term “Confidential Information” means any data or information and documentation of the Company, other than trade secrets, but including information which has ceased to be a trade secret, which has value and is not generally known to the public. By way of illustration, Confidential Information may

Address: 1601 Trapelo Road, Waltham, MA, 02451
Tel: 781-801-1800 Fax: 781-801-1880 www.beigene.com

include information or material which has not been made generally available to the public, such as: (a) corporate information, including plans, strategies, methods, policies, resolutions, negotiations or litigation; (b) marketing information, including strategies, methods, proposed marketing programs or agreements by or on behalf of the Company, client identities or other information about clients, prospect identities or other information about prospects, or market analyses or projections; (c) financial information, including cost and performance data, earnings, assets, debts, equity structure, investors and holdings, purchasing and sales data and price lists, whether relating to the Company generally or to particular services, geographic areas or time periods; and (d) operational and technological information, including plans, specifications, manuals, forms, templates, software, designs, methods, procedures, discoveries, inventions, improvements, concepts, ideas or any other materials relating to any matter within the scope of the business and services of the Company; (e) client and personnel information, including client lists, client-related medical information, client account information, information received in confidence from clients, personnel lists of current and former employees, reporting or organizational structure, resumes, personnel data, compensation structure, performance evaluations and termination arrangements or documents; and (f) supply and service information, including, but not limited to, information concerning the goods and services used or purchased by the Company, the names and addresses of suppliers, terms of vendor and/or supplier service contracts or of particular transactions, the combination of vendors, suppliers or use of particular vendors or suppliers, related information about potential vendors or suppliers, or information received in confidence by the Company from its vendors and/or suppliers. Confidential Information also includes information received in confidence by the Company from its clients or other third parties. I agree, except as specifically required in the performance of my duties for the Company, that I will not, during the course of my employment by the Company and for a period of ten (10) years after the termination of my employment with the Company for any reason, regardless of the reason for such termination, disclose or disseminate to any other person, organization or entity or otherwise employ any Confidential Information. Notwithstanding the foregoing, Confidential Information shall not include (i) any of the foregoing items that have become publicly and widely known through no unauthorized disclosure by me or others who were under confidentiality obligations as to the item or items involved or (ii) any information that I am required to disclose to, or by, any governmental or judicial authority; provided, however, that in such event I will give the Company prompt written notice thereof so that the Company Group may seek an appropriate protective order. In addition, the parties agree that “Confidential Information” is intended to be construed in accordance with applicable statutory and common law, and is not intended to be construed so broadly that my rights to the independent pursuit of a lawful profession, trade, or business would be restrained without use of the Company’s or other third party’s confidential information.

(c)                                       Trade Secrets. The term “Trade Secrets” means (i) any information, formula, pattern, compilation, program, device, method, technique, process, design, procedure or improvement of the Company that has independent economic value, actual or potential, and is not generally known to the public or others who can obtain value from its disclosure or use, and (ii) is subject to reasonable efforts of the Company to maintain its secrecy. To the fullest extent consistent with the foregoing, and otherwise lawful, Trade Secrets shall include, but shall not be limited to, information and documentation pertaining to technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, the design, specifications, code, capacity, testing, installation, implementation and customizing techniques and procedures concerning the Company’s present and future services, financial data, financial plans, and/or a list of actual or potential clients or suppliers and Confidential information related thereto. For the purposes of this Confidentiality Agreement and because of the value and confidential nature of this information to the Company and its business, the term “Trade Secretes” also includes (i) client information, including, but not limited to, the identity of the Company’s clients, client lists, client-related medical information, client account information, information received in confidence from clients, and the clients’ financial information, and (ii) personnel information including, but not limited to, personnel lists of current and former employees, employees’ personal and medical histories, compensation and other terms of employment, as to which clients and employees have privacy rights, reporting or organizational structure, resumes, personnel data, compensation structure, performance evaluations and termination arrangements or documents.

I agree, except as specifically required in the performance of my duties for the Company, that I will not, during the course of my employment by the Company and for so long thereafter as the pertinent information or documentation remain Trade Secrets, directly or indirectly use, disclose or disseminate to any other person, organization or entity or otherwise employ any Trade Secrets.

(d)                                      Recognition of Company’s Rights. I will not, at any time, without the Company’s prior written permission, either during or after my employment, disclose any Confidential Information or Trade Secrets to anyone outside of the Company, or use or permit to be used any Confidential Information or Trade Secrets for any purpose other than the performance of my duties as an employee of the Company. I will cooperate with the Company and use my best efforts to prevent the unauthorized disclosure of all Confidential Information and Trade Secrets. I will deliver to the Company all copies of Confidential Information and Trade Secrets in my possession or control upon the earlier of a request by the Company or termination of my employment.

(e)                                       Former Employer Information. I represent that my performance of all of the terms of this Confidentiality Agreement as an employee of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by me in confidence or trust prior or subsequent to the commencement of my employment with the Company, and I will not disclose to any member of the Company Group, or induce any member of the Company Group to use, any developments, or confidential or proprietary information or material I may have obtained in connection with my employment with any prior employer in violation of a confidentiality agreement, nondisclosure agreement, or similar agreement with such prior employer.

(f)                                        Disclosure under Defend Trade Secrets Act. I understand that, pursuant to federal Defend Trade Secrets Act, an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Likewise, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Accordingly, the parties to this Confidentiality Agreement have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Confidentiality Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

Section 2.                                           Developments.

(a)                                 Developments Retained and Licensed. I have attached hereto, as Exhibit A, a list describing with particularity all developments, original works of authorship (except as noted below), developments, improvements, and trade secrets that I can demonstrate were created or owned by me prior to the commencement of my employment (collectively referred to as “Prior Developments”), which belong solely to me or belong to me jointly with another, that relate in any way to any of the actual or proposed businesses, products, or research and development of any member of the Company Group, and that are not assigned to the Company hereunder, or if no such list is attached, I represent that there are no such Prior Developments. If, during any period during which I perform or performed services for the Company Group both before or after the date hereof (the “Assignment Period”), whether as an officer, employee, director, independent contractor, consultant, or agent, or in any other capacity, I incorporate (or have incorporated) into a Company Group product or process a Prior Development owned by me or in which I have an interest, I hereby grant the Company, and the Company Group shall have, a non-exclusive, royalty-free, irrevocable, perpetual, transferable worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell, and otherwise distribute such Prior Development as part of or in connection with such product or process. The Company acknowledges and agrees that I do not need to list as a Prior Development any of my original works of authorship that were published in a professional journal or publication prior to the commencement of my employment with the Company.

(b)                                 Assignment of Developments. I agree that I will, without additional compensation, promptly make full written disclosure to the Company, and will hold in trust for the sole right and benefit of the Company all developments, original works of authorship, inventions, concepts, know-how, improvements, trade secrets, and similar proprietary rights, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or have solely or jointly conceived or developed or reduced to practice, or have caused or may cause to be conceived or developed or reduced to practice, during the Assignment Period, whether or not during regular working hours, provided they either (i) relate at the time of conception, development or reduction to practice to the business of any member of the Company Group, or the actual or anticipated research or development of any member of the Company Group; (ii) result from or relate to any work performed for any member of the Company Group; or (iii) are developed through the use of equipment, supplies, or facilities of any member of the Company Group, or any Confidential Information, or in consultation with personnel of any member of the Company Group (collectively referred to as “Developments”). I further acknowledge that all Developments made by me (solely or jointly with others) within the scope of and during the Assignment Period are “works made for hire” (to the greatest extent permitted by applicable law) for which I am, in part, compensated by my salary, unless regulated otherwise by law, but that, in the event any such Development is deemed not to be a work made for hire, I hereby assign to the Company, or its designee, all my right, title, and interest throughout the world in and to any such Development.

(c)                                       Maintenance of Records. I agree to keep and maintain adequate and current written records of all Developments made by me (solely or jointly with others) during the Assignment Period. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, and any other format. The records will be available to and remain the sole property of the Company Group at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company Group policy, which may, from time to time, be revised at the sole election of the Company Group for the purpose of furthering the business of the Company Group.

(d)                                      Intellectual Property Rights. I agree to assist the Company, or its designee, at the Company’s expense, in every way to secure the rights of the Company Group in the Developments and any copyrights, patents, trademarks, service marks, database rights, domain names, mask work rights, moral rights, and other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments that the Company shall deem necessary in order to apply for, obtain, maintain, and transfer such rights and in order to assign and convey to the Company Group the sole and exclusive right, title, and interest in and to such Developments, and any intellectual property and other proprietary rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of the Assignment Period until the expiration of the last such intellectual property right to expire in any country of the world; provided, however, the Company shall reimburse me for my reasonable expenses incurred in connection with carrying out the foregoing obligation. If the Company is unable because of my mental or physical incapacity or unavailability for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Developments or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact to act for and in my behalf and stead to execute and file any such applications or records and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance, and transfer of letters patent or registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company any and all claims, of any nature whatsoever, that I now or hereafter have for past, present, or future infringement of any and all proprietary rights assigned to the Company.

(e)                                  IMPORTANT NOTICE: Notwithstanding anything to the contrary contained in this Confidentiality Agreement, any provision of this

Confidentiality Agreement which provides for me to assign or offer to assign any of my rights in a Development or intellectual property rights shall not apply to any invention developed entirely on my own time without using the Company’s equipment, supplies, facilities or trade secrets except for those inventions that (i) relate, at the time of conception or reduction to practice of the invention to the Company’s business or actual or demonstrably anticipated research or development or (ii) result from any work performed by me for the Company. In furtherance hereof, I acknowledge receipt of Exhibit B hereto.

Section 3.                                           Returning Company Group Documents.

I agree that, at the time of termination of my employment with the Company for any reason, I will deliver to the Company (and will not keep in my possession, recreate, or deliver to anyone else) any and all Confidential Information and all other documents, materials, information, and property developed by me pursuant to my employment or otherwise belonging to the Company. I agree further that any property situated on the Company’s premises and owned by the Company (or any other member of the Company Group), including disks and other storage media, filing cabinets, and other work areas, is subject to inspection by personnel of any member of the Company Group at any time with or without notice.

Section 4.                                           Disclosure of Agreement.

For three (3) years following my separation from employment with the Company, I will disclose the existence of this Confidentiality Agreement to any prospective employer, partner, co-venturer, investor, or lender prior to entering into an employment, partnership, or other business relationship with such person or entity if that employment, partnership or other business relationship implicates my obligations under this Confidentiality Agreement.

Section 5.                                           Restrictions on Interfering.

(a)                                 Non-Interference. I agree that I have had and will have contact with and/or become aware of the Company’s Trade Secrets, including information about its clients and prospective clients, as well as Trade Secrets concerning clients’ names and addresses, and specific client needs and requirements. I further agree that loss of such clients will cause the Company great and irreparable harm. Similarly, I agree that I have had and will have contact with and/or became aware of the Company’s employees and contractors, as well as Trade Secrets concerning their names and addresses, resumes, personnel data, compensation, performance evaluations and termination arrangements and documents. I acknowledge and agree that my solicitation of the Company’s clients, prospective clients, employees and contractors under certain circumstances necessarily would involve the use or disclosure of the Company’s Trade Secrets protected under this Agreement. Accordingly, during the Employment Period and during the twelve (12) month period immediately following the termination of my employment, regardless of the reason for such termination, I shall not, directly or indirectly for my own account or for the account of any other individual or entity, engage in Interfering Activities (as defined below).

(b)                                 Definitions. For purposes of this Confidentiality Agreement:

(i)                                     “Business Relation” shall mean any current or prospective client, customer, licensee, or other business relation of the Company Group, or any such relation that was a client, customer, licensee, supplier, or other business relation within the six (6) month period prior to the termination of my employment, in each case, to whom I provided services, or with whom I transacted  business, or about whom I obtained Confidential Information and/or Trade Secrets during my employment with the Company.

(ii)                                       “Interfering Activities” shall mean (A) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any individual or entity employed by, or providing consulting services to, any member of the Company Group to terminate such individual’s or entity’s employment or services (or in the case of a consultant, materially reducing such services) with or to the Company Group; (B) using the Company’s Trade Secrets to encourage, solicit, or induce, or in any manner attempt to encourage, solicit, or induce, any Business Relation to cease doing business with or reduce the amount of business conducted with the Company Group, or in any way interfering with the relationship between any such Business Relation and the Company Group.

(c)                                  Restrictions. The covenants contained in this Section 5 are in addition to, and not in lieu of, any similar covenants to which Employee may be subject from time to time.

Section 6.                             Reasonableness of Restrictions.

I acknowledge and recognize the highly competitive nature of the Company’s business, that access to Confidential Information renders me special and unique within the Company’s industry, and that I will have the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants, contractors, investors, and strategic partners of the Company Group during the course of and as a result of my employment with the Company. In light of the foregoing, I recognize and acknowledge that the restrictions and limitations set forth in this Confidentiality Agreement are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group.

Section 7.                                           Independence; Severability; Reformation.

Each of the rights enumerated in this Confidentiality Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company Group at law or in equity. If any of the provisions of this Confidentiality Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Confidentiality Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, I agree that the court making such determination shall have the power to reduce the duration, scope, and/or area of such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and in its reduced form said provision shall then be enforceable.

Section 8.                                           Remedies upon Breach.

I expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in this Confidentiality Agreement may result in substantial, continuing, and irreparable injury to the members of the Company Group. Therefore, I hereby agree that, in addition to any other remedy that may be available to the Company, any member of the Company Group shall be entitled to seek injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Confidentiality Agreement without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach. Notwithstanding any other provision to the contrary, I acknowledge and agree that the time periods set forth in Section 5 shall be tolled during any period of violation of any of the covenants in Section 5 hereof and during any other period required for litigation during which the Company or any other member of the Company Group seeks to enforce such covenants against me if it is ultimately determined that I was in breach of such covenants.

Section 9.                                                Cooperation.

I agree that, following any termination of my employment, I will continue to provide reasonable cooperation to the Company and/or any other member of the Company Group and its or their respective counsel in connection with any investigation, administrative proceeding, or litigation relating to any matter that occurred during my employment in which I was involved or of which I have knowledge. As a condition of such cooperation, the Company shall reimburse me for reasonable out-of-pocket expenses incurred at the request of the Company with respect to my compliance with this paragraph, and, if I am required to provide cooperation assistance during any period in which I am not receiving severance from the Company, the Company agrees to pay me a reasonable hourly rate commensurate with my final base salary for time spent by me in providing the cooperation and assistance described in this paragraph. I also agree that, in the event that I am subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony or provide documents (in a deposition, court proceeding, or otherwise) that in any way relates to my employment by the Company and/or any other member of the Company Group, I will give prompt notice of such request to the Company and will make no disclosure until the Company and/or the other member of the Company Group has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.

Section 10.                                  Duty of Loyalty.

I acknowledge that I owe to the Company a duty of loyalty during the term of my employment and as may be otherwise provided by applicable law. Accordingly, during the Employment Period, I agree to bring all business opportunities to the Company relating to or otherwise associated with (i) the business or businesses conducted by the Company or any member of the Company Group, or (ii) the business or businesses proposed to be conducted by the Company or any member of the Company Group in the future of which I am aware or which has been publicly disclosed. I further agree that unless expressly authorized in writing by the Company’s Chief Executive Officer I will not pursue any such business opportunity or opportunities for my own account or for the account of any third party irrespective of the Company’s decision to exploit or not to exploit any such business opportunity.

Section 11.                                    General Provisions.

(a)                                 Governing Law and Jurisdiction. This Confidentiality Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to conflicts of law principles thereof. The parties hereby consent to the jurisdiction of any state or federal court in the State of Delaware. Accordingly, with respect to any such court action, the Employee hereby (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

(b)                                      Entire Agreement. This Confidentiality Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Confidentiality Agreement, nor any waiver of any rights under this Confidentiality Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, obligations, rights, or compensation will not affect the validity or scope of this Confidentiality Agreement.

(c)                                       No Right of Continued Employment. I acknowledge and agree that nothing contained herein shall be construed as granting me any right to continued employment by the Company, and the right of the Company to terminate my employment at any time and for any reason, with or without cause, is specifically reserved.

(d)                                      Successors and Assigns. This Confidentiality Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. I expressly acknowledge and agree that this Confidentiality Agreement may be assigned by the Company without my consent to any other member of the Company Group as well as any purchaser of all or substantially all of the assets or stock of the Company, whether by purchase, merger, or other similar corporate transaction, provided that the license granted pursuant to Section 2(a) may be assigned to any third party by the Company without my consent.

(e)                                       Survival. The provisions of this Confidentiality Agreement shall survive the termination of my employment with the Company and/or the assignment of this Confidentiality Agreement by the Company to any successor in interest or other assignee.

I HAVE CAREFULLY READ AND CONSIDERED THE PROVISIONS OF THIS AGREEMENT, AND HAVING DONE SO, I AGREE THAT THE RESTRICTIONS SET FORTH IN THIS AGREEMENT ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF THE COMPANY AND ITS BUSINESS, CLIENTS, AND EMPLOYEES. I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHTS. BY SIGNING BELOW, I CERTIFY THAT I HAVE READ IT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY.

IN WITNESS WHEREOF, I, Dr. Jane Huang, have executed this Confidentiality, Non-Interference, and Invention Assignment Agreement as a sealed instrument as of the date set forth below.

Date:	8-19-2016	/s/ Jane Huang
Dr. Jane Huang

EXHIBIT A

LIST OF PRIOR DEVELOPMENTS
AND ORIGINAL WORKS OF AUTHORSHIP
EXCLUDED FROM SECTION 2

EXHIBIT B

CALIFORNIA LABOR CODE SECTION 2870

(a)                                 Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)                                 Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)                                 Result from any work performed by the employee for the employer.

(b)                                 To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

EXHIBIT B

Job Title: Chief Medical Officer for Hematology and Late Development

Principal job duties and responsibilities:

•                  Development and implementation of BeiGene’s strategy for Hematology and Late Development;

•                  Design, development, and management of the cross-functional clinical development infrastructure to support implementation of the Hematology and Late Developmentfocused strategy;

•                  Communication with key constituents, including the Board of Directors, external experts, investors, potential corporate partners, and regulatory authorities;

•                  Overall budgetary and talent management responsibilities for Hematology and Late Development clinical development team;

•                  Execute on activities related to Late Development, such as filing and interactions with Medical Affairs

•                  As part of the Executive Team, contributing to evolution of BeiGene’s corporate strategy; and

•                  Such other duties and responsibilities commensurate with Employee’s position that reasonably are assigned by the Board of Directors, the Chief Executive Officer or its and their designee.